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                                                                   EXHIBIT 1

                     EXECUTIVE OFFICERS AND DIRECTORS OF THE
                      JAMES AND PATRICIA SCHULER FOUNDATION

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                               PRINCIPAL                       PRINCIPAL
NAME/POSITION(S)               BUSINESS ADDRESS                OCCUPATION/EMPLOYMENT
----------------               ----------------                ---------------------

James K. Schuler,              828 Fort Street Mall,           Chairman of the Board, President and
Chairman                       4th Floor                       Chief Executive Officer of Schuler
                               Honolulu, Hawaii  96813         Homes, Inc.

Pamela S. Jones,               828 Fort Street Mall,           Senior Vice President
Director, Vice President       4th Floor                       of Finance and
and Treasurer                  Honolulu, Hawaii  96813         Chief Financial Officer of Schuler
                                                               Homes, Inc.

Christopher T. Schuler,        828 Fort Street Mall,           Local Sales Manager for The Tribune
Director                       4th Floor                       Company
                               Honolulu, Hawaii  96813

Mark J. Schuler,               828 Fort Street Mall,           United Airlines Pilot
Director                       4th Floor
                               Honolulu, Hawaii  96813

Jeffery S. Whiteman,           828 Fort Street Mall,           United States Airforce Pilot
Director                       4th Floor
                               Honolulu, Hawaii  96813
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